UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 11, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS


                                                                       CONTACTS:
                                Media Relations:  Katherine Potter, 408-792-1168
                                  Investor Relations:  Lisa Poelle, 408/792-1285


               CALPINE COMPLETES $140 MILLION PROJECT REFINANCING
                   FOR 300-MEGAWATT BLUE SPRUCE ENERGY CENTER

     (SAN JOSE, CALIF.) /PRNEWSWIRE-First Call/ Nov. 11, 2003--Calpine Corporation [NYSE:CPN] completed a $140 million, 15-year term loan for its 300-megawatt Blue Spruce Energy Center located in Aurora, Colo. The new financing replaces a construction loan, which the company entered into in August 2002. Calpine sells the full output of the plant to Public Service Co. of Colorado (Public Service) under a ten-year tolling agreement. Beal Bank, Dallas, Texas, provided the term loan.

     "This demonstrates Calpine's continued successful implementation of its financing strategy, whereby commercial, bank-provided construction facilities are refinanced with attractive, long-term financing in the capital markets," said Brian Harenza, Calpine vice president, finance.

     The Blue Spruce Energy Center entered operations in April 2003. Under the ten-year tolling agreement, Public Service has dispatch rights for all of the capacity and energy produced by the power plant. It also manages the purchase and delivery of natural gas used to fuel the facility.

     The power plant is located in an industrial area east of Denver in Aurora, and interconnects with Public Service's transmission lines, with access to nearby gas pipelines serving the region. The facility's strategic location enables it to directly support Public Service's grid when power is needed the most.

     Calpine Corporation is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 22 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and it owns approximately 900 billion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) a competitor's development of lower cost generating gas-fired power plants; (v) risks associated with marketing and selling power from power plants in the newly-competitive energy market; and (vi) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002, and its quarterly report on Form 10-Q for the quarter ended June 30, 2003, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.



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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  November 12, 2003